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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-62697 of MidAmerican Energy Holdings Company, CalEnergy Capital Trust IV, CalEnergy Capital Trust V and CalEnergy Capital Trust VI on Form S-3 of our report dated January 28, 1999 (March 12, 1999 as to Note 3 and Note 21), appearing and incorporated by reference in the Annual Report on Form 10-K of MidAmerican Energy Holdings Company for the year ended December 31, 1998.





DELOITTE & TOUCHE

Omaha, Nebraska
May 6, 1999